UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2023 (March 14, 2023)

SHOE CARNIVAL, INC.

(Exact name of Registrant as Specified in Its Charter)

Indiana	0-21360	35-1736614
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7500 East Columbia Street Evansville, Indiana		47715
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (812) 867-4034

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SCVL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of New Chief Financial Officer

On March 16, 2023, Shoe Carnival, Inc. (the “Company”) announced the appointment of Erik Gast as the Company’s Executive Vice President, Chief Financial Officer and its principal financial officer, effective as of April 24, 2023, to succeed W. Kerry Jackson. As previously announced, Mr. Jackson is retiring after 35 years of service with the Company. Mr. Jackson will continue to serve as the Company’s Senior Executive Vice President, Chief Financial and Administrative Officer and Treasurer and as the Company’s principal financial officer until April 24, 2023 and will remain with the Company as its Chief Administrative Officer until May 9, 2023 to assist with the transition.

Mr. Gast, age 54, will bring to the Company over 30 years of finance experience with both private and public companies, including several retail and customer facing brands. Mr. Gast has served as the Executive Vice President & Chief Financial Officer of Fleet Farm Group, LLC, a billion-dollar plus retailer of merchandise and services for active, outdoor, suburban and farm communities, since 2020. Prior to that, Mr. Gast served as the Senior Vice President, Finance & Chief Accounting Officer for Great Wolf Resorts, Inc., the owner and operator of indoor water park resorts, from 2018 until 2020; as the Vice President, Finance & Controller for Pilot Travel Centers LLC, a fuel supplier and operator of travel centers in North America, from 2015 until 2018; and in several finance roles for then-New York Stock Exchange-listed Family Dollar Stores, Inc., a retail chain of general merchandise retail discount stores, including serving as its Vice President, Finance & Controller responsible for its reporting with the Securities and Exchange Commission from 2013 until 2015, and as its Vice President, Finance & Treasurer during 2015. Mr. Gast also served in finance roles with retailers Ace Hardware Corporation from 2010 until 2012 and Limited Brands, Inc. from 2000 until 2010. Mr. Gast began his career in public accounting and is a Certified Public Accountant.

There are no family relationships between Mr. Gast and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Gast and any other person pursuant to which he was selected to become the Executive Vice President, Chief Financial Officer of the Company.

Employment Agreement with Mr. Gast

In connection with his appointment, Mr. Gast and the Company entered into an Employment and Noncompetition Agreement as of March 14, 2023 (the “Employment Agreement”). The Employment Agreement provides for an initial term of employment commencing on April 24, 2023 and ending on April 23, 2025 and automatically renews for successive one-year periods thereafter, unless earlier terminated in accordance with its terms. The Employment Agreement provides for the following compensation payable to Mr. Gast:

•
An annual base salary of $550,000, as adjusted from time to time by the Company's Board of Directors;
•
Eligibility to participate in the Company’s Amended and Restated 2016 Executive Incentive Compensation Plan, as amended, with a target bonus of 75% of his base salary for fiscal 2023, prorated based on his start date of employment;
•
Eligibility to participate in annual equity awards granted under the Company’s 2017 Equity Incentive Plan (the “2017 Equity Plan”), commencing in fiscal 2023, at the discretion of the Compensation Committee of the Company’s Board of Directors;
•
A one-time sign-on grant of 25,000 service-based restricted stock units, to be granted under the 2017 Equity Plan on his first date of employment, 10,000 of which will vest on the fourth anniversary of the grant date and 15,000 of which will vest on the fifth anniversary of the grant date, provided that he remains continuously employed with the Company through each applicable vesting date;
•
Reimbursement of relocation expenses of up to $100,000, plus an amount equal to any additional out-of-pocket federal, state and local income taxes incurred in connection with such reimbursement;
•
An automobile allowance in the gross amount of $1,100 per month; and
•
Eligibility to participate in all employee benefit plans, practices and programs generally provided to other executive officers of the Company.

Pursuant to the Employment Agreement, upon the expiration of the term of the agreement, Mr. Gast will be entitled to receive (i) that portion of his base salary that is earned but unpaid through the termination date and (ii) any vested payments or benefits to which he is entitled (collectively, the “Accrued Obligations”). In addition, if the Company elects not to renew the Employment Agreement upon the expiration of its term and terminates Mr. Gast’s employment (other than within two years following a change in control) without offering to pay him severance equal to 100% of his base salary, he will not be subject to the non-competition and non-solicitation provisions of the Employment Agreement.

If Mr. Gast’s employment is terminated by the Company for cause (as defined in the Employment Agreement), by Mr. Gast without good reason (as defined below), or as a result of his death or disability, Mr. Gast will be entitled to receive the Accrued Obligations. If Mr. Gast’s employment is terminated by the Company without cause or by Mr. Gast for good reason (in each case, other than within two years following a change in control), Mr. Gast will be entitled to the following: (a) the Accrued Obligations; and (b) subject to his compliance with the restrictive covenants set forth in the Employment Agreement and his execution of a release agreement, (i) a lump sum amount equal to 55% of his base salary for the fiscal year in which his termination occurs, multiplied by a fraction, the numerator of which is the number of days elapsed in such fiscal year through the date of termination and the denominator of which is 365, (ii) a lump sum amount equal to 150% of his base salary for the fiscal year in which termination occurs, and (iii) an amount equal to 18 times the monthly amount charged, as of his termination date, for continuation coverage under the Company’s group medical and dental plans pursuant to the Consolidated Omnibus Reconciliation Act of 1985 for the coverage options and coverage levels applicable to him and his covered dependents immediately prior to the termination date (the “COBRA Premium Rate”). Under the Employment Agreement, “good reason” is defined to include a material reduction by the Company in Mr. Gast’s base salary, a material breach of the Employment Agreement by the Company, or if the Company relocates his principal place of employment to a location that is more than 50 miles from the Company office at which he was principally based prior to the relocation.

If, within two years following a change in control, Mr. Gast’s employment is terminated by the Company without cause or by Mr. Gast for good reason, Mr. Gast will be entitled to the following: (a) the Accrued Obligations; and (b) subject to his compliance with the restrictive covenants set forth in the Employment Agreement and his execution of a release agreement, (i) a lump sum amount equal to 310% of his base salary for the fiscal year in which his termination occurs, (ii) an amount equal to 18 times the COBRA Premium Rate, and (iii) outplacement services not to exceed $2,500.

Under the Employment Agreement, Mr. Gast is subject to non-competition and non-solicitation provisions during the term of the Employment Agreement and for a period of one year following termination of his employment and non-disparagement provisions during the term of the Employment Agreement and for a period of five years following termination of his employment. Mr. Gast is also subject to customary confidentiality provisions.

The foregoing description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The following information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

A copy of the press release issued by the Company on March 16, 2023, announcing the appointment of Mr. Gast as the new Executive Vice President, Chief Financial Officer of the Company effective as of April 24, 2023, is furnished as Exhibit 99.1, and the information set forth therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Exhibits
10.1	Employment and Noncompetition Agreement, entered into as of March 14, 2023, by and between the Company and Erik Gast
99.1	Press Release of the Company dated March 16, 2023
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)
Date: March 16, 2023	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President
Chief Financial and Administrative Officer and Treasurer